Return to Form 10-K

EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 33-25233, 33-82076, 333-48789, 333-48795, 333-48815, 333-84779, 333-108092, and 333-110061 on Form S-8 and Registration Statement No. 333-122823 on Form S-3 of our reports dated February 28, 2007, relating to the consolidated financial statements (which report expresses an unqualified opinion and includes explanatory paragraphs relating to the Company’s adoption of Statement of Financial Accounting Standard No. 123R, Share Based Payment, as discussed in Note 7, and No. 158, Employers Accounting for Defined Benefit Pension and Other Postretirement Plans, as discussed in Note 6), and financial statement schedule of Regal Beloit Corporation and subsidiaries and management’s report on the effectiveness of internal control over financial reporting, appearing in this annual report of Regal Beloit Corporation on Form 10-K for the year ended December 30, 2006.

DELOITTE & TOUCHE LLP
Milwaukee, Wisconsin
February 28, 2007